Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273943) and Form S-8 (Nos. 333-273945 and 333-290896) of Howard Hughes Holdings Inc. of our report dated March 11, 2026 relating to the financial statements of Vantage Group Holdings Ltd., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 15, 2026

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